UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2013

LITHIUM EXPLORATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54881	06-1781911
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3200 N. Hayden Road, Suite 235, Scottsdale, Arizona	85251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(408) 641-4790

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

Effective September 15, 2013, we entered into a consulting agreement with International Compass, LLC (“International Compass”) for the services of Bryan Kleinlein as Chief Financial Officer of our company for the term of the agreement is four months. As compensation, our company agreed to pay to International Compass $12,000 per month during the term payable in cash and/or common shares registered on Form S-8. The value of the shares of our company issued as compensation, if any, shall be based on the weighted average trading price of the shares of our company in the five (5) trading days immediately preceding the date(s) which the shares are due.

Mr. Kleinlein was first appointed as our Chief Financial Officer on May 15, 2012. The agreement with International Compass, LLC replaces and supersedes our agreement with Mr. Kleinlein dated March 15, 2013 (disclosed in our report on Form 8-K filed on March 29, 2013).

Item 9.01         Financial Statements and Exhibits

10.1	Consulting Agreement effective September 15, 2013 between our company and International Compass, LLC.

10.2	Consulting Agreement effective September 15, 2013 between our company and International Compass, LLC (incorporated by reference to our Current Report on Form 8-K filed on March 29, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM EXPLORATION GROUP, INC.

/s/ Alexander Walsh
Alexander Walsh
President and Director
Date: September 19, 2013